Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Berry Global Group, Inc. Announces New $1 Billion Share Repurchase Program
EVANSVILLE, Ind. – February 3, 2022 – Berry Global Group, Inc. (NYSE:BERY), a leading supplier of sustainable packaging solutions for consumer goods and industrial products, announced today that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $1 billion of its outstanding shares of common stock.  The Company currently expects to repurchase at least $350 million of shares outstanding in fiscal year 2022, including the $50 million shares repurchased in the first fiscal quarter, and to fully utilize the program over the next two to three fiscal years.
This new, expanded authorization replaces the Company’s existing share repurchase program, and reflects the Company’s strong and dependable cash flow and its desire to opportunistically return capital to shareholders. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, applicable legal requirements and other considerations.
The new share repurchase authorization allows for the repurchase of shares, from time to time, through open market purchases, privately negotiated transactions, Rule 10b5-1 plans, and any other purchase techniques deemed appropriate in accordance with applicable securities laws.  The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.
About Berry
At Berry Global Group, Inc. (NYSE:BERY), we create innovative packaging and engineered products that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry leading talent of 47,000 global employees across more than 300 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website at www.berryglobal.com.
Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

Our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall economy, persistent inflation, ,supply chains disruptions, and the financial markets that may adversely impact our business, including as a result of the COVID-19 pandemic; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (10) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (11) risks related to future write-offs of substantial goodwill; (12) risks of competition, including foreign competition, in our existing and future markets; (13) risks related to market conditions associated with our share repurchase program, and (14) the other factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:	Media Contact:
Dustin Stilwell 1+812.306.2964 ir@berryglobal.com	Eva Schmitz 1+812.306.2424 evaschmitz@berryglobal.com

###